Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Switz, James G. Mathews and Steven G. Nemitz, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of ADC Telecommunications, Inc.’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:
1.	Form S-8s (Nos. 033-40356, 033-52635, 033-58409, 333-25569, 333-80945 and 333-32416) registering shares under the 1991 Stock Incentive Plan;

2.	Form S-8s (Nos. 033-40357, 333-25623, 333-56808, 333-56806, 333-147002 and 333-83498) registering shares under the Global Stock Incentive Plan;

3.	Form S-8 (No. 033-52637) registering shares under the 1994 Employee Stock Purchase Plan;

4.	Form S-8 (No. 033-58407) registering shares under the Retirement Savings Plan;

5.	Form S-8 (No. 333-04481) registering shares under the Non-Incentive Stock Option And Indemnification Agreement;

6.	Form S-8 (No. 333-25311) registering shares under the Option Conversion Agreement;

7.	Form S-8 (No. 333-37619) registering shares under the 1997 Newnet Stock Option Plan;

8.	Form S-8 (No. 333-66169) registering shares under the ADC/Teledata Key Employee Stock Option Plan (1998), ADC/Teledata Key Employee Stock Option Plan (1994-1997) and ADC/Teledata Director Share Incentive Plan (1992);

9.	Form S-8 (No. 333-80943) registering shares under the ADC Telecommunications, Inc./Spectracom, Inc. 1997 Stock Option Plan;

10.	Form S-8 (No. 333-88669) registering shares under the ADC/ Saville Share Option Plan;

11.	Form S-8 (No. 333-94059) registering shares under the ADC/ NVISION Share Option Plan;

12.	Form S-8 (No. 333-37898) registering shares under the ADC/Altitun Stock Option Plan;

13.	Form S-8 (No. 333-40354) registering shares under the ADC/PairGain 1993 Stock Option Plan, the ADC/PairGain 1996 Stock Option Plan and the ADC/PairGain Directors Stock Option Plan;

14.	Form S-8 (No. 333-42642) registering shares under the ADC/Centigram 1997 Stock Plan and the ADC/Centigram 1995 Nonstatutory Stock Option Plan;

15.	Form S-8 (No. 333-47656) registering shares under the ADC/BAS Stock Plan;

16.	Form S-8 (No. 333-56356) registering shares under the ADC Telecommunications, Inc./CommTech Corporation 1997 Equity Incentive Plan and a nonqualified option agreement;

17.	Form S-8 (No. 333-61488), as amended, registering shares under the 401(k) Excess Plan (2001 Restatement);

18.	Form S-8 (No. 333-61490) registering shares under the Retirement Savings Plan and the 401(k) Supplemental Retirement Plan;

19.	Form S-8 (No. 333-83418) registering shares under the 2001 Special Stock Option Plan;

20.	Form S-8 (No. 333-83420) registering shares under the Global Employee Stock Purchase Plan;

21.	Form S-8 (No. 333-148176) registering shares under the ADC/LGC Wireless, Inc. 2007 Stock Plan;

22.	Form S-8 (No. 333-150214) registering shares under the 2008 Global Stock Incentive Plan;

23.	Form S-8 (No. 333-164819) registering shares under the 2010 Global Stock Incentive Plan;

24.	Form S-3 (No. 033-59445) pertaining to the offering by ADC Telecommunications, Inc. of 5,500,000 shares;

25.	Form S-3s (Nos. 333-02133, as amended, 333-07309, as amended, 333-15283, as amended, 333-25241, 333-37419, as amended, 333-37900, 333-47590, 333-56418, as amended, and 333-108245, as amended) registering shares to be sold by certain selling shareholders;

26.	Form S-3 (No. 333-32023) registering shares to be issued upon exercise of options initially granted under the 1991 Stock Incentive Plan and the Nonemployee Director Stock Option Plan and thereafter transferred to unaffiliated third parties;

27.	Form S-3s (Nos. 333-94977 and 333-91972, as amended) registering shares under the Direct Stock Purchase Plan;

28.	Form S-3 (No. 333-108247), as amended, registering 1.00% Convertible Subordinated Notes Due 2008, Floating Rate Convertible Subordinated Notes Due 2013 and shares of common stock issuable upon conversion of the notes; and

29.	Form S-3 (No. 333-148137) registering 3.50% Convertible Subordinated Notes Due 2015, 3.50% Convertible Subordinated Notes Due 2017 and shares of common stock issuable upon conversion of the notes.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 8th day of November, 2010, by the following persons:

Signature	Title

/s/ Robert E. Switz Robert E. Switz	Chairman, President and Chief Executive Officer (principal executive officer)

/s/ James G. Mathews James G. Mathews	Vice President and Chief Financial Officer (principal financial officer)

/s/ Steven G. Nemitz Steven G. Nemitz	Vice President and Controller (principal accounting officer)

/s/ William R. Spivey, PhD	Independent Lead Director
William R. Spivey, PhD

/s/ John J. Boyle, III	Director
John J. Boyle, III

/s/ Mickey P. Floret	Director
Mickey P. Floret

/s/ Lois M. Martin	Director
Lois M. Martin

/s/ Krish A. Prabhu, PhD	Director
Krish A. Prabhu, PhD

/s/ John E. Rehfeld	Director
John E. Rehfeld

/s/ David A. Roberts	Director
David A. Roberts

/s/ Larry W. Wangberg	Director
Larry W. Wangberg

/s/ John D. Wunsch	Director
John D. Wunsch